                                                                    EXHIBIT 4.13



                            CASH MANAGEMENT AGREEMENT


                         Dated: as of December 12, 2001


                                      among

                             VENTAS FINANCE I, LLC,

                                  as Borrower,

                      MERRILL LYNCH MORTGAGE LENDING, INC.,
                                   as Lender,

                                       and

                           FIRST UNION NATIONAL BANK,
                                    as Agent

                            CASH MANAGEMENT AGREEMENT


               CASH MANAGEMENT AGREEMENT (this "Agreement"), dated as of
                                                ---------
December 12, 2001, among VENTAS FINANCE I, LLC, a Delaware limited liability company ("Borrower"), FIRST UNION NATIONAL BANK, a national banking association
          --------
("Agent"), and MERRILL LYNCH MORTGAGE LENDING, INC., a Delaware corporation
  -----
("Lender").
  ------

                              W I T N E S S E T H:

               WHEREAS, pursuant to a certain Loan and Security Agreement, dated as of the date hereof (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Loan Agreement"), between Borrower
                                           --------------
and Lender, Lender has made a loan to Borrower in the principal amount of $225,000,000 (the "Loan"), which Loan is evidenced by a Promissory Note, dated
                   ----
as of the date hereof (together with all extensions, renewals, modifications, substitutions and amendments thereof, the "Note"), made by Borrower, as maker,
                                           ----
to Lender, as payee, and secured by, among other things, (i) those certain Mortgages/Deeds of Trust/Deeds to Secure Debt, Assignments of Leases and Rents, Security Agreements and Fixture Filings, each dated as of the date hereof (together with all extensions, renewals, modifications, substitutions and amendments thereof, collectively, the "Mortgages"), each made by Borrower, as
                                       ---------
mortgagor, to Lender, as mortgagee, covering the respective properties as more particularly described therein (collectively, the "Properties"), (ii) those
                                                   ----------
certain Assignments of Leases and Rents, dated as of the date hereof (together with all extensions, renewals, modifications, substitutions and amendments thereof, collectively, the "Assignments of Leases"), each made by Borrower, as
                            ---------------------
assignor, to Lender, as assignee, and (iii) the other Loan Documents (as hereinafter defined);

               WHEREAS, pursuant to the Mortgages and the Assignments of Leases, Borrower has granted to Lender a security interest in all of Borrower's right, title and interest in, to and under the Rents (as defined in the Mortgages) and other revenues derived from and otherwise attributable or allocable to the Properties, and has assigned and conveyed to Lender all of Borrower's right, title and interest in, to and under the Rents due and to become due to Borrower or to which Borrower is now or may hereafter become entitled, arising out of the Properties or any part or parts thereof;

               WHEREAS, in order to fulfill all of the obligations of Borrower under the Loan Agreement, Borrower has agreed that all Rents and other revenues from the Properties will be deposited directly into a central account established by Borrower with Agent.

               NOW, THEREFORE, in consideration of the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

               I.    DEFINITIONS

               Capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement. As used herein, the following terms shall have the following definitions:

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               "Accounts" shall mean, collectively, the Central Account, the
                --------
Sub-Accounts thereof and the Loss Proceeds Account.

               "Agent" shall mean First Union National Bank, as agent under this
                -----
Agreement, together with its successors and assigns.

               "Agreement" shall mean this Cash Management Agreement dated as of
                ---------
the date hereof, among Borrower, Agent and Lender, as amended, supplemented or otherwise modified from time to time.

               "Borrower" shall mean Ventas Finance I, LLC, a Delaware limited
                --------
liability company, together with its successors and assigns.

               "Cash Flow Sweep Sub-Account" as defined in Section 2.1(b).
                ---------------------------

               "Central Account" as defined in Section 2.1(a).
                ---------------

               "Collateral" as defined in Section 5.1.
                ----------

               "Debt Service Payment Sub-Account" as defined in Section 2.1(b).
                --------------------------------

               "Debt Service Reserve Sub-Account" as defined in Section 2.1(b).
                --------------------------------

               "Deferred Maintenance Reserve Sub-Account" as defined in Section
                ----------------------------------------
2.1(b).

               "Eligible Account" shall mean a separate and identifiable account
                ----------------
from all other funds held by the holding institution, which account is either
(i) an account maintained with an Eligible Bank or (ii) a segregated trust account maintained by a corporate trust department or a federal depository institution or a state chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation ss.9.10(b), which has corporate trust powers and is acting in its fiduciary capacity.

               "Eligible Bank" shall mean a bank that (i) satisfies the Rating
                -------------
Criteria and (ii) insures the deposits thereunder through the Federal Deposit Insurance Corporation.

               "Excess Cash Flow" shall mean any funds remaining in the Central
                ----------------
Account in any calendar month after allocation of the amounts required to be allocated under Sections 3.3(a)(i) through (iv).

               "Hazardous Materials Remediation Reserve Sub-Account" as defined
                ---------------------------------------------------
in Section 2.1(b).

               "Impositions and Insurance Reserve Sub-Account" as defined in
                ---------------------------------------------
Section 2.1(b).

               "Kindred" shall mean, collectively, Kindred Healthcare, Inc., a
                -------
Delaware corporation, and Kindred Healthcare Operating, Inc., a Delaware corporation.

               "Lender" shall mean Merrill Lynch Mortgage Lending, Inc., a
                ------
Delaware corporation, together with its successors and assigns.

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               "Lessee" shall mean Kindred, in its capacity as lessee under the
                ------
Master Lease, or its successors or permitted assigns thereunder.

               "Lessee Portion" as defined in Section 2.2(e).
                --------------

               "Lessee Reserve Accounts" shall mean the Impositions and
                -----------------------
Insurance Reserve Sub-Account, the Replacement Reserve Sub-Account and the Deferred Maintenance Reserve Sub-Account.

               "Loss Proceeds Account" as defined in Section 2.1(c).
                ---------------------

               "Master Lease" shall mean that certain Master Lease Agreement
                ------------
dated as of the date hereof, between Borrower (successor-in-interest to Ventas Realty, Limited Partnership), as landlord, and Kindred, as tenant, as the same may be amended, modified or restated.

               "Monthly Debt Service Payment Amount" as defined in the Loan
                -----------------------------------
Agreement.

               "Monthly Impositions and Insurance Amount" shall mean the
                ----------------------------------------
aggregate monthly deposit equal to one-twelfth (1/12) of the annual amount of Impositions and Insurance Premiums required pursuant to Section 6.3 of the Loan Agreement; which monthly amount shall be reduced by an amount equal to one-twelfth (1/12) of the amount of any Letter(s) of Credit then being held by Lender in lieu of funds required to be deposited in respect of Impositions or Insurance Premiums pursuant to such Section 6.3.

               "Monthly Replacement Reserve Amount" shall mean the monthly
                ----------------------------------
deposit to the Replacement Reserve, if any, required pursuant to Section 6.5 of the Loan Agreement.

               "Monthly Payment Date" shall mean the ninth (9th) day of each
                --------------------
calendar month occurring during the term of the Loan (or if such ninth (9th) day is not a Business Day, the Business Day immediately prior to such ninth (9th)
day).

               "Permitted Investments" shall mean any one or more of the
                ---------------------
following obligations or securities acquired at a purchase price of not greater than par (unless Borrower deposits into the applicable Sub-Account cash in the amount by which the purchase price exceeds par), including those issued by any Servicer, the trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the date on which the invested sums are required for payment of an obligation for which the related Sub-Account was created and meeting one of the appropriate standards set forth below:

                    (i) obligations of, or obligations fully guaranteed as to payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States of America including, without limitation, obligations of: the U.S. Treasury (all direct or fully guaranteed obligations), the Farmers Home Administration (certificates of beneficial ownership), the General Services Administration (participation certificates), the U.S. Maritime Administration (guaranteed Title XI financing), the Small Business Administration (guaranteed participation certificates and guaranteed pool certificates), the U.S. Department of Housing and Urban Development (local authority bonds) and the Washington Metropolitan Area Transit Authority (guaranteed transit bonds); provided, however, that the investments described in this clause (i) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                    (ii)   Federal Housing Administration debentures;

                    (iii) obligations of the following United States government sponsored agencies: Federal Home Loan Mortgage Corp. (debt obligations), the Farm Credit System (consolidated systemwide bonds and notes), the Federal Home Loan Banks (consolidated debt obligations), the Federal National Mortgage Association (debt obligations), the Student Loan Marketing Association (debt obligations), the Financing Corp. (debt obligations), and the Resolution Funding Corp. (debt obligations); provided, however, that the investments described in this clause (iii) must
     (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                    (iv) federal funds, unsecured certificates of deposit, time deposits, bankers' acceptances and repurchase agreements with maturities of not more than 365 days of any bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of certificates or other securities issued in connection with any Securitization backed in whole or in part by the Loan (collectively the "Certificates")); provided, however,
                                            ------------
     that the investments described in this clause (iv) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) not be subject to liquidation prior to their maturity and (E) if such investment has a maturity of (1) less than one month, have a long-term rating of at least"A2" by Moody's, (2) up to three months, have a long-term rating of at least "Aa" by Moody's, (3) up to six months, have a long-term rating of at least "Aa3" by Moody's and (4) over six months, have a long-term rating of at least "Aaa" by Moodys;

                    (v) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust company, savings and loan association or savings bank, the short term obligations of which at all times are rated in the highest short term rating category by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency in the highest short term rating category and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates); provided, however, that the investments described in this clause (v) must (A) have a predetermined fixed dollar of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, and (D) not be subject to liquidation prior to their maturity;

                    (vi) debt obligations with maturities of not more than 365 days and at all times rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investments would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to the Certificates) in its second highest long-term unsecured debt rating category; provided, however, that the investments described in this clause (vi) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have an "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) not be subject to liquidation prior to their maturity and (E) if such investment has a maturity of (1) less than one month, have a long-term rating of at least"A2" by Moody's,
     (2) up to three months, have a long-term rating of at least "Aa" by Moody's, (3) up to six months, have a long-term rating of at least "Aa3" by Moody's and (4) over six months, have a long-term rating of at least "Aaa" by Moody's;

                    (vii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) with maturities of not more than 365 days and that at all times is rated by each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates) in its second highest short-term unsecured debt rating; provided, however, that the investments described in this clause (vii) must (A) have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, (B) if rated by S&P, not have a "r" highlighter affixed to their rating, (C) if such investments have a variable rate of interest, have an interest rate tied to a single interest rate index plus a fixed spread (if any) and must move proportionately with that index, (D) not be subject to liquidation prior to their maturity and (E) if such investment has a maturity of (1) less than one month, have a long-term rating of at least"A2" by Moody's, (2) up to three months, have a long-term rating of at least "Aa" by Moody's, (3) up to six months, have a long-term rating of at least "Aa3" by Moody's and (4) over six months, have a long-term rating of at least "Aaa" by Moody's;

                    (viii) units of taxable money market funds, which funds are regulated investment companies, seek to maintain a constant net asset value per share and have the highest rating from each Rating Agency (or, if not rated by all Rating Agencies, rated by at least one Rating Agency and otherwise acceptable to each other Rating Agency, as confirmed in writing that such investment would not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates) for money market funds; and

                    (ix) any other security, obligation or investment which has been approved as a Permitted Investment in writing by (a) Lender and
     (b) each Rating Agency, as evidenced by a written confirmation that the designation of such security, obligation or investment as a Permitted Investment will not, in and of itself, result in a downgrade, qualification or withdrawal of the initial or, if higher, then current ratings assigned to any class of Certificates by such Rating Agency;

provided, however, that such instrument continues to qualify as a "cash flow investment" pursuant to Code Section 860G(a)(6) earning a passive return in the nature of interest and no obligation or security shall be a Permitted Investment if (A) such obligation or security evidences a right to receive only interest payments or (B) the right to receive principal and interest payments on such obligation or security are derived from an underlying investment that provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment; and provided, further, no obligation or security, other
                           -----------------
than an obligation or security constituting real estate assets, cash, cash items or Government securities pursuant to Code Section 856(c)(4)(A), shall be a Permitted Investment if the value of such obligation or security exceeds ten percent (10%) of the total value of the outstanding securities of any one issuer.

               "Rating Criteria" with respect to any Person, shall mean that (i)
                ---------------
the short-term unsecured debt obligations of such Person are rated at least "A-1+" by S&P and "P-1" by Moody's if deposits are held by such Person for a period of less than one month, or (ii) the long-term unsecured debt obligations of such Person are rated at least "AA-" by S&P and "Aa3" by Moody's if deposits are held by such Person for a period of one month or more.

               "Sub-Accounts" shall mean, collectively, the Debt Service Payment
                ------------
Sub-Account, the Debt Service Reserve Sub-Account, the Impositions and Insurance Reserve Sub-Account, the Replacement Reserve Sub-Account, the Cash Flow Sweep Sub-Account, the Hazardous Materials Remediation Reserve Sub-Account, the Deferred Maintenance Reserve Sub-Account and any other sub-accounts of the Central Account which may hereafter be established by Lender hereunder.

               "Tenant" shall mean Lessee and any other Person that is a tenant
                ------
or occupant of any portion of any Property under any Lease with Borrower now or hereafter in effect.

               "Tenant Direction Letter" as defined in Section 2.2(a).
                -----------------------

               "UCC" as defined in Section 5.1(a)(iv).
                ---

               II.    THE ACCOUNTS

               Section 2.1    Establishment of Central Account and Sub-Accounts.
                              -------------------------------------------------

               (a)   Central Account. Borrower acknowledges and confirms that it
                     ---------------
has established and will maintain with Agent an Eligible Account for the purposes specified herein, which shall be entitled "Central Account for the benefit of Merrill Lynch Mortgage Lending, Inc., as secured party" (said account, and any account replacing the same in accordance with this Agreement, the "Central Account"). The Central Account shall be under the sole dominion and
     ---------------
control of Lender and/or its designee including any Servicer of the Loan, and Borrower shall have no rights to control or direct the investment or payment of funds therein except as may be expressly provided herein.

               Any amounts that Lender may hold in reserve pursuant to the Loan Agreement may be held by Lender in the Central Account (including in a Sub-Account thereof) or may be held in another account or manner as specified in the Loan Agreement.

               (b)   Sub-Accounts of the Central Account. The Central Account
                     -----------------------------------
shall be deemed to contain the following Sub-Accounts (which may be maintained as separate ledger accounts):

                     (i)   "Debt Service Payment Sub-Account" shall mean the
                            --------------------------------
     Sub-Account of the Central Account established for the purpose of depositing the amounts required for payment of Monthly Debt Service Payments under the Loan (but without duplication of amounts covered under items (ii) and (iii) below);

                     (ii)  "Debt Service Reserve Sub-Account" shall mean the
                            --------------------------------
     Sub-Account of the Central Account established for the purpose of depositing and maintaining the Debt Service Reserve required pursuant to
     Section 6.4 of the Loan Agreement;

                     (iii) "Impositions and Insurance Reserve Sub-Account" shall
                            ---------------------------------------------
     mean the Sub-Account of the Central Account established for the purpose of depositing the sums required to be deposited pursuant to Section 6.3 of the Loan Agreement for payment of Impositions and Insurance Premiums;

                     (iv)  "Replacement Reserve Sub-Account" shall mean the
                            -------------------------------
     Sub-Account of the Central Account established for the purpose of depositing and maintaining the Replacement Reserve required pursuant to
     Section 6.5 of the Loan Agreement;

                     (v)   "Cash Flow Sweep Sub-Account" shall mean the
                            ---------------------------
     Sub-Account of the Central Account established for the purpose of depositing Excess Cash Flow during a Cash Flow Sweep Event pursuant to
     Section 2.6(D) of the Loan Agreement;

                     (vi)  "Hazardous Materials Remediation Reserve Sub-Account"
                            ---------------------------------------------------
     shall mean the Sub-Account of the Central Account established for the purpose of depositing and maintaining the Hazardous Materials Remediation Reserve required pursuant to Section 6.6 of the Loan Agreement; and

                     (vii) "Deferred Maintenance Reserve Sub-Account" shall mean
                            ----------------------------------------
     the Sub-Account of the Central Account established for the purpose of depositing and maintaining the Deferred Maintenance Reserve required pursuant to Section 6.7 of the Loan Agreement.

               (c) In the event that the proceeds of any business interruption or rent loss insurance maintained under Section 5.4(xi) of the Loan Agreement (any such insurance, "Business Interruption Insurance") shall be paid in a lump
                      -------------------------------
sum (rather than on a monthly basis), Borrower and Lender shall establish a separate Eligible Account hereunder entitled "Loss Proceeds Account for the benefit of Merrill Lynch Mortgage Lending, Inc., as secured party" (said account, the "Loss Proceeds Account") for deposit of such Business Interruption
              ---------------------
Insurance proceeds and such proceeds shall be held, allocated and disbursed in accordance with the terms and conditions hereof. The Loss Proceeds Account shall be under the sole dominion and control of Lender and/or its designee including any Servicer of the Loan, and Borrower shall have no rights to control or direct the investment or payment of funds therein except as expressly provided herein.

               Section 2.2   Deposits into Central Account. Borrower represents,
                             -----------------------------
warrants and covenants that:

               (a) Borrower shall cause Lessee, as tenant under the Master Lease, and any Tenant under any other Lease to which Borrower may hereafter be a party, to deposit all Rents payable to Borrower thereunder directly into the Central Account. Without limitation of the foregoing, Borrower shall notify and advise Lessee as tenant under the Master Lease (and any Tenant under a Lease to which Borrower may hereafter be a party) to send directly to the Central Account all payments of Rent to be paid to Borrower pursuant to an instruction letter in the form attached hereto as Exhibit A (a "Tenant Direction Letter").
                            ---------     -----------------------

               (b) If, notwithstanding the provisions of this Section 2.2, Borrower receives any Rents or other income from any Property, then (i) such amounts shall be deemed to be Collateral and shall be held in trust for the benefit, and as the property, of Lender, (ii) such amounts shall not be commingled with any other funds or property of Borrower, and (iii) Borrower shall deposit such amounts in the Central Account within two (2) Business Days of receipt.

               (c) Without the prior written consent of Lender, Borrower shall not (i) terminate, amend, revoke or modify any Tenant Direction Letter in any manner whatsoever, or (ii) direct or cause any Tenant to pay any amount in any manner other than as provided in the related Tenant Direction Letter. Notwithstanding the foregoing, Borrower may amend a Tenant Direction Letter (pursuant to an amendment or revised letter in form and substance reasonably acceptable to Lender) as may be reasonably necessary in connection with any Property Release under Section 11.4 of the Loan Agreement.

               (d) There are no other accounts maintained by Borrower into which revenues from the ownership and operation of any Property are deposited. So long as the Note shall be outstanding, Borrower shall not open any other property account for the deposit of Rent or revenues of Borrower from any Property; provided, however, that any account designated by
          --------  -------

Borrower for receipt of funds distributed to Borrower pursuant Section 3.3 of this Agreement shall not be deemed to be a "property account" within this context.

               (e) Borrower shall also cause the proceeds of any Business Interruption Insurance to be deposited directly into the Central Account as same are paid (or if any such proceeds are received by Borrower, the same shall be deposited into the Central Account within two (2) Business Days after receipt thereof (net of any Lessee Portion permitted to be deducted by Borrower as provided below)) and such proceeds shall be allocated and disbursed in accordance with Section 3.3 hereof. In the event that the proceeds of any such Business Interruption Insurance are paid in a lump sum, such proceeds shall be deposited into the Loss Proceeds Account. Agent shall cause monthly amounts to be transferred from the Loss Proceeds Account to the Central Account as directed by Lender (based upon a ratable allocation of such proceeds over the casualty restoration period or the period intended to be covered by the payment in question, in either case, as reasonably determined by Lender) on the first (1st) Business Day of each calendar month during the period of restoration of the applicable Property, and after transfer of same to the Central Account, such amounts shall be allocated and disbursed in accordance with Section 3.3 hereof. Notwithstanding the foregoing, if Business Interruption Insurance is paid by the insurer to Borrower, Borrower shall cause same to be deposited into the Central Account after deducting the portion (such portion, the "Lessee Portion") of any
                                                        --------------
such Business Interruption Insurance proceeds received by Borrower that is paid by the insurer other than on account of base rent and additional rent (including, without limitation, any additional rent amounts on account of Impositions and Insurance Premium escrows and reserves for Capital Expenditures or other amounts) due or to become due under the Master Lease for the applicable period covered by such payment, provided that such Lessee Portion is required to be paid to Lessee pursuant to Section 14.1 of the Master Lease and Borrower, in fact, promptly pays such Lessee Portion to Lessee. If such Business Interruption Insurance Proceeds are paid by the insurer directly to Lender, Lender shall cause any Lessee Portion to be released to Borrower for payment to Lessee promptly after receipt of Borrower's certification that such amount is due to Lessee and that any Lessee Portions previously released to Borrower have been paid to Lessee.

               (f) Borrower shall also cause any payments and proceeds payable to Borrower under any Cap entered into by Borrower and pledged to Lender in accordance with the terms of the Loan Agreement to be deposited directly into the Central Account by the applicable Cap Provider (or, if any such proceeds are received by Borrower or any Affiliate thereof, same shall be deposited into the Central Account within two (2) Business Days after receipt thereof) and such proceeds shall be allocated, disbursed and applied in accordance with Section
3.3 hereof.

               Section 2.3 Account Name. The Accounts shall each be in the name
                           ------------
of Lender, as secured party; provided, however, that in the event Lender
                             --------  -------
transfers or assigns the Loan, Agent, at Lender's request, shall change the name of each Account to the name of the transferee or assignee. In the event Lender retains a Servicer to service the Loan, Agent, at Lender's request, shall change the name of each Account to the name of Servicer, as agent for Lender.

               Section 2.4 Eligible Accounts/Characterization of Accounts.
                           ----------------------------------------------
Borrower and Agent shall maintain each Account as an Eligible Account. Each Account is and shall be treated as a "securities account" as such term is defined in Section 8-501(a) of the UCC. Agent hereby agrees that each item of property (whether investment property, financial asset, securities, securities entitlement, instrument, cash or other property) credited to each Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC. Agent shall, subject to the terms of this Agreement, treat Lender as entitled to exercise the rights that comprise any financial asset credited to each Account. All securities or other property underlying any financial assets credited to each Account (other than cash) shall be registered in the name of Agent, indorsed to Agent or in blank or credited to another securities account maintained in the name of Agent and in no case will any financial asset credited to any Account be registered in the name of Borrower, payable to the order of Borrower or specially indorsed to Borrower.

        Section 2.5 Permitted Investments. Sums on deposit in the Accounts shall
                    ---------------------
not be invested except in Permitted Investments. Except during the existence of any Event of Default, Borrower shall have the right to direct Agent to invest sums on deposit in the Accounts in Permitted Investments; provided, however, in
                                                          --------  -------
no event shall Borrower direct Agent to make a Permitted Investment if the maturity date of that Permitted Investment is later than the date on which the invested sums are required for payment of an obligation for which the Account was created. After an Event of Default and during the continuance thereof, Lender may direct Agent to invest sums on deposit in the Accounts in Permitted Investments as Lender shall determine in its sole discretion. Borrower hereby irrevocably authorizes and directs Agent to apply any income earned from Permitted Investments to the respective Accounts. The amount of actual losses sustained on a liquidation of a Permitted Investment shall be deposited into the Central Account by Borrower no later than one (1) Business Day following such liquidation. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income earned from Permitted Investments. The Accounts shall be assigned the federal tax identification number of Borrower, which number is set forth on the signature pages hereof. Any interest, dividends or other earnings which may accrue on the Accounts shall be added to the balance in the applicable Account and allocated and/or disbursed in accordance with the terms hereof. Provided that no Event of Default exists (subject to Section 7.3 of the Loan Agreement) and subject to the terms and conditions of Sections 6.3 - 6.5 and 7.3 of the Loan Agreement, interest, dividends and other earnings which may accrue on the Impositions and Insurance Reserve Sub-Account, Debt Service Reserve Sub-Account and Replacement Reserve Sub-Account shall be disbursed by Agent to Borrower promptly after the end of each calendar quarter.

        III. DEPOSITS

        Section 3.1 Initial Deposits.
                    ----------------

        (a) Borrower shall deposit in the Debt Service Payment Sub-Account on
the date hereof the amount of $     0     .
                               -----------

        (b) Borrower shall deposit in the Debt Service Reserve Sub-Account on the date hereof the amount of $5,000,000.

               (c) Borrower shall deliver a Letter of Credit on the date hereof in the amount of $2,226,000 in lieu of funds to be deposited in the Impositions and Insurance Reserve Sub-Account on account of annual Impositions.

               (d) Borrower shall cause Lessee to deliver to Lender a Letter of Credit in the amount of $1,588,000 in lieu of depositing funds in such amount in the Replacement Reserve Sub-Account on the date hereof.

               (e) Borrower shall deposit in the Hazardous Materials Remediation Sub-Account on the date hereof the amount of $39,700.

               (f) Borrower shall deposit in the Deferred Maintenance Reserve Sub-Account on the date hereof the amount of $1,647,123.

               Any Letter of Credit delivered to Lender in lieu of funds to be deposited in the above-referenced Sub-Accounts shall be held, and may be drawn upon, by Lender in accordance with the terms and conditions of Section 6.8 of the Loan Agreement, subject to Section 7.3 of the Loan Agreement.

               Section 3.2 Additional Deposits. Borrower shall make such
                           -------------------
additional deposits into the Accounts as may be required by the Loan Agreement.

               Section 3.3 Allocation of Funds from the Central Account.
                           --------------------------------------------

               (a) At any time other than after the occurrence and during the continuance of an Event of Default, Agent shall allocate all available funds on deposit and interest earned thereon in the Central Account on each Business Day of each Interest Accrual Period in the following amounts and order of priority:

                   (i) First, to the Impositions and Insurance Reserve Sub-Account, until funds have been allocated to such Sub-Account in such Interest Accrual Period in an amount equal to the Monthly Impositions and Insurance Amount for the next Monthly Payment Date;

                   (ii) Second, to the Debt Service Payment Sub-Account, until such Sub-Account contains funds necessary to pay the Monthly Debt Service Payment Amount under the Loan for the next Monthly Payment Date;

                   (iii) Third, to the Debt Service Reserve Sub-Account, until the amount, if any, deducted therefrom during any preceding Interest Accrual Period which has not previously been reimbursed to such Sub-Account has been allocated to such Sub-Account;

                   (iv) Fourth, if Borrower is then required to make monthly payments therein pursuant to Section 6.5 of the Loan Agreement, to the Replacement Reserve Sub-Account, until funds have been allocated to such Sub-Account in such Interest Accrual Period in an amount equal to the Monthly Replacement Reserve Amount for the next Monthly Payment Date;

                   (v) Fifth, if a Cash Flow Sweep Event has occurred and is continuing, any amounts remaining in the Central Account after deposits for items (i) through (iv) above shall be deposited in the Cash Flow Sweep Sub-Account; and

                   (vi) Sixth, if no Cash Flow Sweep Event has occurred and is continuing, all amounts remaining in the Central Account after allocation for items (i) through (iv) above shall be paid to Borrower.

               (b) If there are insufficient funds in the Central Account for the deposits required by Sections 3.3(a)(i) through (iv) above on or before the Monthly Payment Date when due, Borrower shall deposit such deficiency into the Central Account on or before such Monthly Payment Date. The deposit by Borrower of any such deficiency pursuant to this Section 3.3(b) shall satisfy the obligation of Borrower to make the related deposit under the Loan Agreement. In the event Borrower shall fail to deposit such deficiency on or before the applicable Monthly Payment Date, such failure shall constitute an Event of Default.

               (c) If, on any Monthly Payment Date, the aggregate balance in the Central Account (excluding funds allocated to any Sub-Account other than funds allocated to the Debt Service Payment Sub-Account or the Impositions and Insurance Reserve Sub-Account) is insufficient to pay the deposits required by Sections 3.3(a)(i) and (ii) above, then Lender may withdraw funds and pay such deficiency from the Debt Service Reserve Sub-Account (or in the event that Borrower has delivered a Letter of Credit in lieu of depositing funds into the Debt Service Reserve Sub-Account pursuant to Section 6.8 of the Loan Agreement, Lender may draw on such Letter of Credit to pay such deficiency). In the event there are insufficient funds in the Debt Service Reserve Sub-Account to pay such shortfall, Lender may (but shall not be obligated to) withdraw funds from any other Sub-Account in lieu of depositing funds in such Sub-Account in such order of priority as Lender determines in Lender's sole discretion (in each case to the extent funds are available in each such Sub-Account).

               In the event that Lender applies the proceeds of the Debt Service Reserve Sub-Account or elects to apply the proceeds of any other Sub-Account to pay the deposits required by Sections 3.3(a)(i) and (ii) above, Borrower shall, upon demand, repay to Lender the amount of such applied funds to replenish such Sub-Account(s). If Borrower shall fail to repay such amounts within two (2) Business Days after such demand, such failure shall constitute an Event of Default.

               (d) Upon the expiration of a Cash Flow Sweep Event in accordance with Section 2.6(D) of the Loan Agreement, any funds remaining in the Cash Flow Sweep Sub-Account shall be returned to Borrower pursuant to Section 3.3(a)(vi) provided that no Event of Default then exists.

               (e) Notwithstanding anything herein to the contrary (except as otherwise provided in Section 7.3 of the Loan Agreement), upon the occurrence and during the continuance of an Event of Default, all funds on deposit in the Central Account and/or the Sub-Accounts shall be disbursed to or as directed by Lender.

               (f) Any funds released or distributed to Borrower in accordance with Section 3.3(a)(vi) above shall be received by Borrower free and clear of any lien or security interest of Lender hereunder and Borrower may pay or distribute any such funds to its Affiliates as it deems appropriate.

               IV. PAYMENT OF FUNDS FROM SUB-ACCOUNTS

               Section 4.1 Payments From Sub-Accounts.
                           --------------------------

               (a) Impositions and Insurance Reserve Sub-Account. Lender shall
                   ---------------------------------------------
have the right to withdraw amounts on deposit in the Impositions and Insurance Reserve Sub-Account to pay Impositions and Insurance Premiums not more than thirty (30) days before the date Impositions and Insurance Premiums are due and payable.

               (b) Debt Service Payment Sub-Account. Lender shall have the right
                   --------------------------------
to withdraw amounts from the Debt Service Payment Sub-Account to pay: (i) default interest and late charges, if any, and (ii) Monthly Debt Service Payment Amounts on each Monthly Payment Date on which same are due and payable under the Note.

               (c) Debt Service Reserve Sub-Account. Lender shall have the right
                   --------------------------------
to withdraw amounts from the Debt Service Reserve Sub-Account to fund any deficiency in the amounts required to be deposited in the Impositions and Insurance Reserve Sub-Account and Debt Service Payment Sub-Account under Sections 3.3(a)(i) and (ii), respectively, as provided in Section 3.3(c).

               (d) Cash Flow Sweep Sub-Account. Subject to the provisions of
                   ---------------------------
Section 2.6(D) of the Loan Agreement, Lender shall have the right to withdraw amounts from the Cash Flow Sweep Sub-Account to prepay a portion of the principal amount of the Loan (without payment of any Prepayment Consideration).

               (e) Other Sub-Accounts. Amounts shall be held and/or disbursed at
                   ------------------
Lender's direction from the Replacement Reserve Sub-Account, the Hazardous Materials Remediation Reserve Sub-Account and the Deferred Maintenance Reserve Sub-Account pursuant to the terms and subject to the conditions of Sections 6.5,
6.6 and 6.7 of the Loan Agreement, respectively, and subject to Section 7.3 of the Loan Agreement.

               Section 4.2 Requests for Withdrawals from the Replacement Reserve
                           -----------------------------------------------------
Sub-Account. In the event that, after the date hereof, Borrower shall be
-----------
required to make monthly payments into the Replacement Reserve Sub-Account pursuant to Section 6.5 of the Loan Agreement, then from and after such date Agent shall disburse funds on deposit in the Replacement Reserve Sub-Account to reimburse Borrower (or Lessee) for Approved Capital Expenditures promptly after written request made from time to time (but not more often than once per calendar month) by Borrower in accordance with the terms and conditions of
Section 6.5 of the Loan Agreement.

               Section 4.3 Sole Dominion and Control. Until such time as the
                           -------------------------
Obligations are irrevocably paid in full, Borrower acknowledges and agrees that the Accounts are subject to the sole dominion, control and discretion of Lender, its authorized agents or designees, including

Agent, subject to the terms hereof. Until such time as the Obligations are irrevocably paid in full, Borrower shall not have any right of withdrawal with respect to any Account or Sub-Account except with the prior written consent of Lender. Agent shall have the right and agrees to comply with the instructions of Lender with respect to the Accounts without the further consent of Borrower. Agent shall comply with all "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) and instructions originated by Lender without further consent by Borrower or any other Person.

               V. PLEDGE OF ACCOUNTS

               Section 5.1 Security for Obligations. (a) To secure the full and
                           ------------------------
punctual payment and performance of all Obligations of Borrower under the Loan Agreement, the Note, the Mortgages, this Agreement and all other Loan Documents, Borrower hereby grants to Lender a first priority continuing security interest in and to the following property of Borrower, whether now owned or existing or hereafter acquired or arising and regardless of where located (all of the same, collectively, the "Collateral"):
                   ----------

                        (i) the Accounts and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in the Accounts, including, without limitation, all deposits or wire transfers made to the Accounts;

                        (ii) any and all amounts invested in Permitted Investments;

                        (iii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and

                        (iv) to the extent not covered by clause (i), (ii) or
         (iii) above, all "proceeds" (as defined under the Uniform Commercial Code as in effect in the State of New York (the "UCC")) of any or all
                                                          ---
         of the foregoing.

               (b) Lender and Agent, as agent for Lender, shall have with respect to the Collateral, in addition to the rights and remedies herein set forth, all of the rights and remedies available to a secured party under the UCC, as if such rights and remedies were fully set forth herein.

               Section 5.2 Rights on Default. Upon the occurrence and during the
                           -----------------
continuance of an Event of Default, Lender shall promptly notify Agent of such Event of Default and, without notice from Agent or Lender, (a) Borrower shall have no further right in respect of (including, without limitation, the right to instruct Lender or Agent to transfer from) the Accounts, (b) Lender may direct Agent to liquidate and transfer any amounts then invested in Permitted Investments to the Accounts or reinvest such amounts in other Permitted Investments as Lender may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable Agent, as agent for Lender, or Lender to exercise and enforce Lender's rights and remedies hereunder with respect to any Collateral, and (c) Lender may apply any Collateral to any Obligations in such order of priority as Lender may determine. If an Event of Default has occurred and is continuing, the proceeds of any disposition of the Collateral, or any part thereof, may be applied by Lender to the payment of the Debt in such priority and proportions as Lender in its discretion shall deem proper. Upon the curing of any Event of Default, Lender shall promptly notify Agent thereof.

               Section 5.3 Financing Statement; Further Assurances.
                           ---------------------------------------
Simultaneously herewith, Borrower shall execute and deliver to Lender for filing a financing statement or statements in connection with the Collateral in the form required by Lender to properly perfect Lender's security interest therein to the extent a security interest in the Collateral may also be perfected by filing. Borrower agrees that at any time and from time to time, at the expense of Borrower, Borrower will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Agent or Lender may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby (including, without limitation, any security interest in and to any Permitted Investments) or to enable Agent or Lender to exercise and enforce its rights and remedies hereunder with respect to any Collateral. In the event of any change in name, identity or structure of Borrower, Borrower shall notify Lender thereof and promptly after Lender's request shall execute, file and record such UCC financing statements (if any) as are necessary to maintain the priority of Lender's lien upon and security interest in the Collateral, and shall pay all reasonable expenses and fees in connection with the filing and recording thereof. If Lender shall require the filing or recording of additional UCC financing or continuation statements, Borrower shall, promptly after request, execute, file and record such UCC financing or continuation statements as Lender shall deem necessary, and shall pay all reasonable expenses and fees in connection with the filing and recording thereof.

               Section 5.4 Termination of Agreement. This Agreement shall create
                           ------------------------
a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Obligations. Upon payment and performance in full of the Obligations, this Agreement shall terminate and Borrower shall be entitled to the return, upon their request and at their expense, of such of the Collateral as shall not have been previously sold or otherwise applied pursuant to the terms hereof, and Agent and/or Lender shall execute such instruments and documents as may be reasonably requested by Borrower to evidence such termination and the release of the lien hereof including, without limitation, letters to Lessee (and any other Tenant then paying rent under its Lease to the Central Account hereunder) prepared by Borrower and reasonably acceptable to Lender rescinding the instructions set forth in the Tenant Direction Letters and UCC-3 termination statements.

               VI. RIGHTS AND DUTIES OF LENDER AND AGENT

               Section 6.1 Reasonable Care. Beyond the exercise of reasonable
                           ---------------
care in the custody thereof or as otherwise expressly provided herein, neither Agent nor Lender shall have any duty as to any Collateral in its possession or control as agent therefor or bailee thereof or any income thereon or the preservation of rights against any Person or otherwise with respect thereto. Agent and Lender each shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Agent or Lender accords its own property, it being understood that neither Agent nor Lender shall be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof, by reason of the act or omission of Agent or Lender, or their Affiliates, agents, employees or bailees, except that Agent or Lender shall be responsible for loss or damage to the extent same results from such party's gross negligence or willful misconduct, provided that nothing in this Article VI or elsewhere in this Agreement shall be deemed to relieve Agent from the duties and standard of care which, as a commercial bank, it generally owes to depositors or to require Borrower to indemnify Agent with respect to Agent's failure to observe such duties and standard of care. Neither Lender nor Agent shall have any liability for any loss resulting from the investment of funds in Permitted Investments in accordance with the terms and conditions of this Agreement.

               Section 6.2 Indemnity. Agent, in its capacity as agent hereunder,
                           ---------
shall be responsible for the performance only of such duties as are specifically set forth herein, and no duty shall be implied from any provision hereof. Agent shall not be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own monies. Borrower shall indemnify and hold Agent and Lender, their respective employees and officers harmless from and against any loss, liability, cost or damage (including, without limitation, reasonable attorneys' fees and disbursements) incurred by Agent or Lender in connection with the transactions contemplated hereby, except to the extent that such loss or damage results from Agent's or Lender's gross negligence or willful misconduct. The foregoing indemnity shall survive the termination of this Agreement and the resignation and removal of Agent.

               Section 6.3 Reliance. Agent shall be protected in acting upon any
                           --------
notice, resolution, request, consent, order, certificate, report, opinion, bond or other paper, document or signature believed by it to be genuine, and it may be assumed that any person purporting to act on behalf of any Person giving any of the foregoing in connection with the provisions hereof has been duly authorized to do so. Agent may consult with legal counsel, and the advice or opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith. Agent shall not be liable for any act or omission done or omitted to be done by Agent in reliance upon any instruction, direction or certification received by Agent and without gross negligence or willful or reckless misconduct. Agent shall be entitled to execute any of the powers hereunder or perform any duties hereunder either directly or through agents or attorneys; provided, however, that the execution of such powers by any such agents or attorneys shall not diminish, or relieve Agent for, responsibility therefor to the same degree as if Agent itself had executed such powers.

               Section 6.4 Resignation of Agent.
                           --------------------

               (a) Agent shall have the right to resign as Agent hereunder upon sixty (60) days' prior written notice to Borrower and Lender, and in the event of such resignation, Lender shall appoint a successor Agent which must be an Eligible Bank. No such resignation by Agent shall become effective until a successor Agent shall have accepted such appointment and executed an instrument by which it shall have assumed all of the rights and obligations of Agent hereunder. If no such successor Agent is appointed within sixty (60) days after receipt of the resigning Agent's notice of resignation, the resigning Agent may petition a court for the appointment of a successor Agent.

               (b) In connection with any resignation by or substitution of Agent, (i) the resigning or removed Agent shall, (A) duly assign, transfer and deliver to the successor Agent this Agreement and all cash and Permitted Investments held by it hereunder, (B) execute such financing statements and other instruments prepared by Borrower and approved by Lender or prepared by Lender as may be necessary to assign to the successor Agent, as agent for Lender, any security interest in the Collateral existing in favor of the retiring Agent hereunder and to otherwise give effect to such succession and (C) take such other actions as may be reasonably required by Lender or the successor Agent in connection with the foregoing and (ii) the successor Agent shall establish in Lender's name, as secured party, cash collateral accounts, which shall become the Accounts for purposes of this Agreement upon the succession of such Agent, and which Accounts shall also be "securities accounts" within the meaning of the UCC.

               (c) Lender at its sole discretion shall have the right, upon thirty (30) days notice to Agent, to substitute Agent with a successor Agent that satisfies the requirements of an Eligible Bank or to have one or more of the Accounts held by another Eligible Bank, provided that such successor Agent shall perform the duties of Agent pursuant to the terms of this Agreement.

               Section 6.5 Lender Appointed Attorney-In-Fact. Borrower hereby
                           ---------------------------------
irrevocably constitutes and appoints Lender as Borrower's true and lawful attorney-in-fact, coupled with an interest and with full power of substitution, to execute, acknowledge and deliver any instruments required under this Agreement and to exercise and enforce every right, power, remedy, option and privilege of Borrower with respect to the Collateral, and do in the name, place and stead of Borrower, all such acts, things and deeds for and on behalf of and in the name of Borrower, which Borrower is required to do hereunder or which Agent or Lender may deem necessary or desirable to more fully vest in Lender the rights and remedies provided for herein and to accomplish the purposes of this Agreement including, without limitation, the filing of any UCC financing statements or continuation statements in appropriate public filing offices on behalf of Borrower, in any of the foregoing cases, upon Borrower's failure to take any of the foregoing actions within five (5) Business Days after notice from Lender. The foregoing powers of attorney are irrevocable and coupled with an interest. If Borrower fails to perform any agreement herein contained and such failure shall continue for five (5) Business Days after notice of such failure is given to Borrower, Lender may perform or cause performance of any such agreement, and any reasonable expenses of Lender and Agent in connection therewith shall be paid by Borrower.

               Section 6.6 Acknowledgment of Lien/Offset Rights. Agent hereby
                           ------------------------------------
acknowledges and agrees that (a) the Accounts shall be held by Agent in the name of Lender, (b) all funds held in the Accounts shall be held for the benefit of Lender, (c) Borrower has granted to Lender a first priority security interest in the Collateral, (d) Agent shall not disburse any funds from the Accounts except as provided herein, and (e) Agent shall invest and reinvest any balance of the Accounts in Permitted Investments in accordance with Section 2.5 hereof. Agent hereby waives any right of offset, banker's lien or similar rights against, or any assignment, security interest or other interest in, the Collateral.

               Section 6.7 Reporting Procedures. Agent shall provide Borrower
                           --------------------
and Lender with a record of all checks, wire transfers and any other items deposited to the Central Account or processed for collection. Agent shall send a daily credit advice to Borrower, which credit advice shall specify the amount of each receipt deposited into each Account on such date. The

Agent shall send a monthly report to Borrower and Lender, which shall be in form and detail reasonably acceptable to Borrower and Lender and which shall include the credits and charges to the Accounts for the previous calendar month. In addition to the reports and information to be provided to Borrower and Lender above, Agent shall also send a monthly report to Lessee which shall include the credits and charges to the Lessee Reserve Accounts for the previous calendar month. Agent shall, at the request of Lender, establish Lender and its designated Servicer as users of Agent's electronic data transfer system in accordance with Agent's standard procedures. Upon request of Lender or its designated Servicer, (i) Agent shall send to Lender or its designated Servicer, as applicable, either (x) copies of the daily credit advices and any other advices or reports furnished by Agent to Borrower hereunder or (y) information on Account balances, to the extent said balances in the Accounts have changed from the previous report, the aggregate amount of withdrawals from the Accounts and other similar information via the electronic data transfer system or facsimile transmission on a daily basis, and (ii) Agent shall advise Lender or its designated Servicer, as applicable, of the amount of available funds in the Accounts and shall deliver to Lender or its designated Servicer copies of all statements and other information concerning the Accounts, to the extent that the balances in the Accounts have changed from the previous report, as Lender or its designated Servicer shall reasonably request. In the event Agent shall resign or be replaced as Agent hereunder, Agent shall provide Borrower and Lender with a final written accounting, including closing statements, with respect to the Accounts, and shall provide Lessee with a final accounting, including closing statements, with respect to the Lessee Reserve Accounts, within thirty (30) days of resignation.

               VII. REMEDIES

               Section 7.1 Remedies. Upon the occurrence and during the
                           --------
continuance of an Event of Default, Lender or Agent at the direction of Lender, as agent for Lender, may:

               (a) without notice to Borrower, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Collateral against the Obligations or any part thereof, including, without limitation, costs and expenses as set forth in Section 8.4;

               (b) in its sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC and/or under any other applicable law or in equity; and

               (c) demand, collect, take possession of, receive, settle, compromise, adjust, sue for, foreclose or realize upon the Collateral (or any portion thereof) as Lender may determine in its sole discretion.

               Section 7.2 Waiver. Borrower hereby expressly waives, to the
                           ------
fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral. Borrower acknowledges and agrees that ten (10) days' prior written notice of the time and place of any public sale of the Collateral or any other intended disposition thereof shall be reasonable and sufficient notice to Borrower within the meaning of the UCC.

               VIII. MISCELLANEOUS

               Section 8.1 Transfers and Other Liens. Borrower agrees that it
                           -------------------------
will not (i) sell or otherwise dispose of any of the Collateral or (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Lien granted under this Agreement.

               Section 8.2 Lender's Right to Perform Borrower's Obligations; No
                           ----------------------------------------------------
Liability of Lender. If Borrower fails to perform any of the covenants or
-------------------
obligations contained herein, and such failure shall continue for a period five
(5) Business Days after Borrower's receipt of written notice thereof from Lender, Lender may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Lender incurred in connection therewith shall be payable by Borrower to Lender. Notwithstanding Lender's right to perform certain obligations of Borrower, it is acknowledged and agreed that Borrower retains control of the Properties and notwithstanding anything contained herein or Agent's or Lender's exercise of any of its rights or remedies hereunder, under the Loan Documents or otherwise at law or in equity, neither Agent nor Lender shall be deemed to be a mortgagee-in-possession of any Property nor shall Lender be subject to any liability with respect to any Property or otherwise based upon any claim of lender liability except as a result of Lender's gross negligence or willful misconduct.

               Section 8.3 No Waiver. The rights and remedies provided in this
                           ---------
Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity. No failure to exercise or delay by Agent or Lender in exercising any right or remedy hereunder or under the Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein. Every right and remedy granted to Agent and/or Lender hereunder or by law may be exercised by Agent and/or Lender at any time and from time to time, and as often as Agent and/or Lender may deem it expedient. Any and all of Agent's and/or Lender's rights with respect to the liens and security interests granted hereunder shall continue unimpaired, and Borrower shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of Borrower under the Federal Bankruptcy Code or any bankruptcy, insolvency or reorganization laws or statutes of any state,
(b) the release or substitution of Collateral at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent and/or Lender in the event of any default, with respect to the Collateral or otherwise hereunder. No delay or extension of time by Agent and/or Lender in exercising any power of sale, option or other right or remedy hereunder, and no notice or demand which may be given to or made upon Borrower by Agent and/or Lender, shall constitute a waiver thereof, or limit, impair or prejudice Agent's and/or Lender's right, without notice or demand, to take any action against Borrower or to exercise any other power of sale, option or any other right or remedy. No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

               Section 8.4 Expenses. The Collateral shall secure, and Borrower
                           --------
shall pay to Agent and Lender on demand, from time to time, all reasonable costs and expens es (including,

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

but not limited to, reasonable attorneys' fees and disbursements, and transfer, recording and filing fees, taxes and other charges) of, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, administration, collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of Agent and/or Lender under this Agreement, the Loan Agreement, the Note, the Mortgages, or the other Loan Documents. Standard and customary fees and charges associated with the Accounts shall be included on a monthly consolidated account analysis statement which Agent shall submit to Borrower for payment. This statement shall set forth the fees and charges payable for such month, including, but not limited to reasonable fees and reasonable expenses incurred in connection with this Agreement and be accompanied by reasonably detailed supporting documentation. Agent shall be entitled to charge the Accounts for such fees and expenses as indicated by the analysis statement. Borrower agrees to pay Agent a monthly fee for servicing and administration of the Accounts of $350 per month.

               Section 8.5  Entire Agreement. This Agreement constitutes the
                            ----------------
entire and final agreement between the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

               Section 8.6  Successors and Assigns. This Agreement shall be
                            ----------------------
binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns.

               Section 8.7  Notices. All notices, demands, requests, consents,
                            -------
approvals and other communications (any of the foregoing, a "Notice") required,
                                                             ------
permitted, or desired to be given hereunder shall be in writing and delivered to the parties at the addresses and in the manner provided in Section 14.5 of the Loan Agreement. Notices to the Agent shall be addressed as follows:

               If to Agent:              First Union National Bank
                                         Structured Products Servicing
                                         NC 1075
                                         8739 Research Drive
                                         Charlotte, North Carolina  28288
                                         Attention:  Portfolio Management Group
                                         Facsimile No.  (704) 593-7731

               Section 8.8   Captions. All captions in this Agreement are
                             --------
included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.

               Section 8.9   Governing Law. This Agreement shall be governed by
                             -------------
and construed and enforced in all respects in accordance with the laws of the State of New York without regard to conflicts of law principles of such State.

               Section 8.10  Counterparts. This Agreement may be executed in any
                             ------------
number of counterparts.


                            [SIGNATURE PAGE FOLLOWS]

               IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                   BORROWER:

                                   VENTAS FINANCE I, LLC,
                                   a Delaware limited liability company


                                   By: /s/ T. Richard Riney
                                      -----------------------------------------
                                            Name: T. Richard Riney
                                            Title:   Executive Vice President
                                   Taxpayer ID#:_______________________________




                                   LENDER:

                                   MERRILL LYNCH MORTGAGE LENDING, INC.,
                                   a Delaware corporation

                                   By: /s/ Chistopher M. Haynes
                                      -----------------------------------------
                                      Name: Chistopher M. Haynes
                                      Title: Vice President


                                   AGENT:

                                   FIRST UNION NATIONAL BANK,
                                   a national banking association


                                   By: /s/ Daivd Tucker
                                      -----------------------------------------
                                      Name: Daivd Tucker
                                      Title: AVP